ROSETTA RESOURCES INC. ANNOUNCES COURT’S DECISION
ON COMPANY’S MOTION TO DISMISS

Rosetta Resources Inc. Announces Court's Decision On Company's Motion to Dismiss HOUSTON, Oct 25, 2007 (PrimeNewswire via COMTEX News Network) -- Rosetta Resources Inc. (the "Company") (Nasdaq:ROSE) announces that the Bankruptcy Court for the Southern District of New York issued its ruling on Rosetta's motion to dismiss Calpine's fraudulent conveyance Complaint. While the Court did not opine on Rosetta's legal arguments, the Court denied the motion to dismiss on the ground that it is uncertain at this time as to whether Calpine's creditors will receive a full recovery on their claims. The Court also ruled that Rosetta's other arguments are premature at this time, since the Court is required by law to accept as true all allegations in the Complaint for purposes of addressing Rosetta's motion.

Rosetta intends to continue to vigorously defend against Calpine's claims, and will continue to highlight for the Court the deficiencies in Calpine's claims against Rosetta.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: Rosetta Resources Inc.

Rosetta Resources Inc.
          Investor Contact:
          Michael J. Rosinski, Executive Vice President &
           Chief Financial Officer
          (713) 335-4037
          rosinskim@rosettaresources.com

          Pierpont Communications
          Media Contact:
          Clint Woods, Vice President
          (713) 627-2223 x 1119
          cwoods@piercom.com